Exhibit 99.1

SINTX TECHNOLOGIES RELEASES PRELIMINARY 2019 YEAR END EARNINGS REPORT AND A BUSINESS UPDATE

SALT LAKE CITY, UT March 4, 2020 (GLOBE NEWSWIRE) - SINTX Technologies, Inc. (NASDAQ: SINT) (the “Company”), an original equipment manufacturer (OEM) ceramics company that develops and commercializes silicon nitride, today announced preliminary financial results for the year ended December 31, 2019 and provided a business update.

YEAR END 2019 FINANCIAL RESULTS

SINTX reported revenue of $0.7 million for the year ended December 31, 2019 as compared to $0.1 million for the year ended December 31, 2018. Further, the Company reported generally accepted accounting principles (GAAP) basic net loss from continuing operations for the year ended December 31, 2019 of $3.08 per share, compared to a basic net loss from continuing operations of $26.57 per share for the year ended December 31, 2018. The Company’s cash and cash equivalents were $1.8 million as of December 31, 2019, a decrease of $3.7 million from December 31, 2018.

The Company also announced that as of the end of February 2020, there were 7,563,549 shares of common stock outstanding.

BUSINESS UPDATE AND RECAP

Dr. B. Sonny Bal, Chairman and CEO provided the following update.

Recap of the past year-

In 2019, SINTX transitioned from a spine implant manufacturer and seller to a technical ceramic materials company, with the goal of identifying new markets for its silicon nitride. We were well-positioned to do so because of our established knowledge equity, and because of the superior quality of our material platform.

Spine Sales-

SINTX continues to supply our spine implants retail partner, CTL-Amedica. Sales of silicon nitride implants increased in the 4th quarter. SINTX is helping CTL-Amedica develop new implants and designs to drive future sales, and new markets.

Over 130 scientific papers in peer-reviewed journals back up our technology. Recently published multi-center clinical studies have shown superb outcomes in lumbar and cervical fusion, respectively. We are wrapping up several other clinical studies, including one showing favorable lumbar fusion outcomes from the European SNAP clinical trial.

OEM Strategy-

Our peers in the medical and industrial markets acknowledge that SINTX has an advanced technology platform that is thoroughly validated. Our focus is now on top line growth through new customers, and/or through strategic opportunities.

Our VP of Business Development, Don Bray, is an industry veteran charged with finding industrial opportunities, such as in cutting tools and machine parts. SINTX recently became ITAR-compliant (International Treaty on Arms Reduction) and completed the Stage 1 audit for AS9100 certification; both are predicate steps toward seeking defense orders. We took these steps because the market for advanced ceramics is expected to grow, driven by defense needs in ballistics, and in hypersonic projectiles.

In addition to defense, both the transportation and energy sectors will require high-performance materials to meet future standards. To address these new markets, SINTX has hired an investment bank to identify strategic targets that will broaden our materials and customer profile.

Our dental implant program is far enough along that we have an investment bank seeking partners for this product line. SINTX has developed both zirconia and silicon nitride dental implants, and our metals coating technology is close to the commercial stage. The combination of enhanced bone growth with bacterial resistance is unique to our material and ideal for dental implants.

The orthopaedic space is a significant opportunity for SINTX. Recognizing this, we added Dr. Mark Froimson, an industry leader, to our Board. Our recent capital raise will be invested back into the business, specifically to bring new technologies to commercialization, and expand our customer base. We have an active collaboration to develop silicon nitride coatings and anti-bacterial composite spacers and expect to move several other discussions toward formal development projects.

Consumer products in the general hygiene space, such as anti-bacterial surfaces and products, are another opening for SINTX. Like industrial products, market entry is easier with less regulatory burden than implantable devices. We will collaborate with Nissin Manufacturing Company and with other similar partners to explore these opportunities.

Future Outlook-

Turning our knowledge and skill toward addressing customer needs is the overarching goal for 2020. Several key technologies are at near-commercialization stage. These include 3-D printing of silicon nitride, metals-coating, polymer- and PMMA-ceramic composites, and dental implants. Our particular silicon nitride composition is some of the strongest and toughest available.

During the transition from a silicon nitride R&D powerhouse toward commercial opportunities, we expect modest revenue growth in 2020. We have enough science to back up our claims. During 2019, several independent and international papers replicated our work, suggesting new entrants into the silicon nitride biomaterials space. This potential competition, in our view, is both healthy and entirely welcome. We have trimmed up and targeted our R&D accordingly, to ensure our leading position in silicon nitride, with new technologies and intellectual property filings.

Compared to medical devices, industrial parts are easier to develop, with fewer regulatory barriers. We have already received two small orders to build prototypes of industrial parts for third party manufacturers. We are hopeful that these early orders, though small, will result in high-volume opportunities that are essential for near-term revenue growth. Fortunately, silicon nitride is used in diverse applications all over our planet, and even beyond, such that the range of opportunities is immense.

For the first time, outside companies are scrutinizing SINTX as an interesting and differentiated technology play that is coming into the limelight. We have well-established investment banking relationships, a broad technology portfolio, several new technologies at near-commercial stage, and a seasoned team that can execute. We believe that SINTX Technologies has an exciting and promising future.

About SINTX Corporation

SINTX Technologies is an OEM ceramics company that develops and commercializes silicon nitride for medical and non-medical applications. The core strength of SINTX Technologies is the manufacturing, research, and development of silicon nitride ceramics for external partners. The Company presently manufactures silicon nitride spinal implants in its ISO 13485 certified manufacturing facility for CTL-Amedica, the exclusive retail channel for silicon nitride spinal implants.

For more information on SINTX Technologies or its silicon nitride material platform, please visit www.sintx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) that are subject to a number of risks and uncertainties. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Such forward looking statements include our statements regarding: acceleration of the pace of innovation, executing a strategic event, transitioning our metals coating technology from the development to the commercial stage, our expectation to move other discussions into formal projects, development of new products with CTL-Amedica, our OEM Strategy and statements in the Future Outlook section, including the development of new applications and new products, and that we expect to build recent orders into high-volume opportunities that are essential for near-term revenue growth. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in SINTX’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 11, 2019, and in SINTX’s other filings with the SEC. SINTX disclaims any obligation to update any forward-looking statements. SINTX undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Contact:

SINTX Technologies

801.839.3502

IR@sintx.com